CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated December 23, 2021, for the Pacer Funds Trust, which includes the Pacer American Energy Independence ETF, Pacer Swan SOS Conservative (December) ETF , Pacer Swan SOS Moderate (December) ETF, Pacer Swan SOS Flex (December) ETF, Pacer Swan SOS Fund of Funds ETF, Pacer Swan SOS Conservative (April) ETF, Pacer Swan SOS Moderate (April) ETF, Pacer Swan SOS Flex (April) ETF, Pacer Swan SOS Conservative (July) ETF, Pacer Swan SOS Moderate (July) ETF, Pacer Swan SOS Flex (July) ETF, Pacer Swan SOS Conservative (October) ETF, Pacer Swan SOS Moderate (October) ETF and Pacer Swan SOS Flex (October) ETF (collectively the “Funds”), and to all references to our firm included in or made a part of this Post-Effective Amendment No. 86 under the Securities Act of 1933 and Post-Effective Amendment No. 88 the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Funds.

/s/ Sanville & Company

Abington, Pennsylvania
February 25, 2022